UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 23, 2020
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On April 23, 2020, Lithia Motors, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders. The shareholders of the Company voted on the three matters described below. With respect to all matters, each share of class B common stock is entitled to 10 votes, and each share of class A common stock is entitled to one vote.

The Company’s inspector of election certified the following voting results:

Proposal 1: Election of Directors

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Sidney B. DeBoer	25,935,411	274,427	33,992	1,405,442
Bryan B. DeBoer	26,199,899	10,278	33,653	1,405,442
Susan O. Cain	25,985,276	224,652	33,902	1,405,442
Shauna F. McIntyre	25,989,068	220,654	34,108	1,405,442
Louis P. Miramontes	25,996,081	211,753	35,996	1,405,442
Kenneth E. Roberts	25,984,256	224,369	35,205	1,405,442
David J. Robino	25,909,420	299,005	35,405	1,405,442

Proposal 2: Approval by Advisory Vote of the Compensation of the Company’s Named Executive Officers

CLASS OF STOCK	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Class A Common	19,924,583	278,475	40,772	1,405,442
Class B Common	6,000,000	—	—	—
Aggregate Votes	25,924,583	278,475	40,772	1,405,442

Proposal 3: Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2020

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,143,096	469,983	36,193	—

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 24, 2020		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).